Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$26,657
Printing and engraving expenses	25,000
Legal fees and expenses	235,000
Accounting fees and expenses	90,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	18,343
Total	$400,000